Exhibit 99.1

PriceSmart Announces August Sales

San Diego, California (September 10, 2007) – PriceSmart, Inc. (NASDAQ: PSMT) announced that for the month of August 2007, net sales increased 22.9% to $75.5 million from $61.4 million in August a year earlier. For the twelve months ended August 31, 2007, net sales increased 20.8% to $869.1 million from $719.6 million in the same period last year. There were 23 warehouse clubs in operation at the end of August 2007 and 2006.

For the five weeks ended September 2, 2007, comparable warehouse sales for warehouse clubs open at least 12 full months increased 22.5% compared to the same five-week period last year. For the fifty-two week period ended September 2, 2007, comparable warehouse sales increased 20.1% compared to the comparable fifty-two week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006, as amended by Amendment No.1 on Form 10K/A filed on December 19, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.